EXHIBIT 5.1

September 15, 1999
Countrywide Credit Industries, Inc.
4500 Park Granada
Calabasas, California 91302

Ladies and Gentlemen:

          I have acted as counsel to Countrywide Credit Industries, Inc. (the "Company") in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, relating to the registration of up to 500,000 shares of common stock (the "Common Stock") of the Company, par value $.05, to be issued under the terms and conditions of the Countrywide Credit Industries, Inc. 1999 Employee Stock Purchase Plan (the "Plan"). In connection with rendering this opinion I have examined originals, or copies identified to my satisfaction as being true copies of originals of such documents as I have deemed appropriate. In such examination, I have assumed that all signatures on original documents were genuine and that all documents were duly executed and delivered, where due execution and delivery are requisite to the effectiveness thereof. I have also assumed that the Common Stock will be issued for proper and sufficient consideration, in accordance with the terms of the Plan, and that the certificates representing the Common Stock will be properly issued.

          On the basis of the foregoing examination and assumptions, and in reliance thereon, and upon consideration of applicable law, I am of the opinion that the Common Stock covered by the Registration Statement, when issued and paid for in accordance with the Plan, will be validly issued, fully paid and non-assessable. I hereby consent to the inclusion of this opinion as an exhibit in the Registration Statement. This opinion may not be used or relied upon by any other person or for any other purpose without my prior written consent.


                                               Very truly yours,



                                               /s/ Sandor E. Samuels
                                               ----------------------------
                                               Sandor E. Samuels,
                                                   General Counsel